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                                                                  Exhibit (j)(1)

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Trustees of The MainStay Funds:

We consent to the use of our reports dated December 23, 2005, with respect to the financial statements of the MainStay Capital Appreciation Fund, MainStay Common Stock Fund, MainStay Large Cap Growth Fund, MainStay MAP Fund, MainStay Mid Cap Growth Fund, MainStay Mid Cap Value Fund, MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Value Fund, MainStay Diversified Income Fund, MainStay Government Fund, MainStay High Yield Corporate Bond Fund, MainStay Money Market Fund, MainStay Tax Free Bond Fund, MainStay Convertible Fund, MainStay Total Return Fund, MainStay Global High Income Fund, MainStay International Equity Fund and MainStay Equity Index Fund, the nineteen funds constituting The MainStay Funds as of October 31, 2005, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and in the introduction to and under the headings "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 6, 2006